Exhibit 21

List of Subsidiaries of Rockwell Collins, Inc.

State/Country of
Name	Incorporation

ACCEL (Tianjin) Flight Simulation Co. Ltd.	China
ADARI Aviation Technology Company Limited	China
ADB Industries	California
Advanced Thermal Sciences Corporation	Delaware
Advanced Thermal Sciences Taiwan Corp.	Taiwan
Aeronautical Radio, Inc.	Delaware
Aerospace Lighting Corporation	New York
Air Routing International, L.P.	Texas
Air Routing LP, LLC	Delaware
AKS Aerospace, Inc.	Delaware
Altis Aero Systems LLC	Delaware
AR Group GP, L.L.C.	Texas
ARINC (Asia Pacific) Pte. Ltd.	Singapore
ARINC (Barbados) Ltd.	Barbados
ARINC (Malaysia) SDN. BHD.	Malaysia
ARINC (Singapore) Pte. Ltd.	Singapore
ARINC (St.Lucia) Limited	St Lucia
ARINC (Thailand) Limited	Bangkok
ARINC Aeronautical Radio of Canada, Ltd.	Federally Chartered
ARINC Albania SHPK	Albania
ARINC Antigua Limited	Antigua
ARINC Aviation Technology Company Ltd.	China
ARINC Bulgaria EOOD	Bulgaria
ARINC Control and Information Systems, LLC	Delaware
ARINC Costa Rica S.R.L.	Costa Rica
ARINC de Colombia Ltda.	Colombia
ARINC de Mexico, S.A. de C.V.	Mexico
ARINC de Venezuela, S.A.	Venezuela
ARINC Direct, LLC	Delaware
ARINC do Brasil Servicos de Tecnologia em Sistemas Ltda.	Brazil
ARINC Incorporated	Delaware
ARINC Incorporated N.V.	St Maarten
ARINC India Private Limited	Delhi
ARINC Information Management Services Tanzania Limited	Tanzania
ARINC International of Canada ULC	Nova Scotia
ARINC International, Inc.	Delaware
ARINC IRELAND LIMITED	Ireland
ARINC Kosovo SH.P.K.	Kosovo
ARINC Managed Services, LLC	Delaware
ARINC MAROC SARLAU	Morocco
ARINC New Zealand Limited	New Zealand
ARINC Overseas, LLC	Delaware
ARINC Peru S.A.C.	Peru

ARINC Republica Dominicana, S.R.L.	Dominican Republic
ARINC Romania S.R.L.	Romania
ARINC Saudi Arabia, LLC	Saudi Arabia
ARINC Servicos de Comunicacao e Gestao da Informacao Ltda.	Brazil
ARINC SISTEMAS AEROPORTAURIOS DE COLOMBIA S.A.S.	Colombia
ARINC solucije d.o.o. za trgovincu i usluge	Croatia
ARINC South Africa Proprietary Limited	South Africa
ARINC Trinidad and Tobago Limited	Trinidad and Tobago
ARINC Turkey Bilgi Yönetim Hizmetleri ve Ticaret Limited Şirketi	Turkey
ARINC Turks & Caicos Ltd.	Turks and Caicos Islands
ARINC Vietnam Co., Ltd.	Vietnam
ATS Japan Corp.	Japan
ATS Korea	Korea
AVIC Leihua Rockwell Collins Avionics Company	China
B E Aerospace (Hong Kong) Limited	Hong Kong
B E Aerospace DAe Systems Hispania S.L.	Spain
B/E Aerospace (Germany) GmbH	Germany
B/E Aerospace (UK) Limited	United Kingdom
B/E Aerospace Australia Pty Limited	Australia
B/E Aerospace B.V.	Netherlands
B/E Aerospace Canada Company (fka B/E Aerospace Company)	Nova Scotia
B/E Aerospace Fischer GmbH	Germany
B/E Aerospace Limited	Manitoba
B/E Aerospace Machined Products, Inc.	Delaware
B/E Aerospace Pte. Limited	Singapore
B/E Aerospace S.r.l.	Italy
B/E Aerospace Shanghai Co., Ltd.	China
B/E Aerospace Systems GmbH	Germany
B/E Aerospace Thermal and Power Management Finance LLC	Delaware
B/E Aerospace, Inc.	Delaware
BE Aerospace (Netherlands) B.V.	Netherlands
BE Aerospace (UK) Europe Holdings Limited	United Kingdom
BE Aerospace Australia, Inc.	Delaware
BE Aerospace Canada, Inc.	Delaware
BE Aerospace El Salvador, Inc.	Delaware
BE Aerospace Global Holding BV	Netherlands
BE Aerospace Global Holdings Limited	United Kingdom
BE Aerospace Holdings (UK) Limited	United Kingdom
BE Aerospace International Holdings Limited	United Kingdom
BE Aerospace International Holdings, LLC	Delaware
BE Aerospace Investments Holdings II S.a r.l.	Luxembourg
BE Aerospace Investments Holdings Ltd.	Cayman Islands
BE Aerospace Thermal and Power Management Holdings (UK) Limited	United Kingdom
BE Aircraft Mexico, LLC	Delaware
BE El Salvador, Sociedad Anonima de Capital Variable	El Salvador
BE Engineering Services India Private Limited	India
BE Intellectual Property, Inc.	Delaware
BEA (Barbados) DRE SRL	Barbados
BEA (Barbados) Global Holdings SRL	Barbados
BEA (Barbados) International Holdings SRL	Barbados

BEA Europe Holding LLC	Delaware
BEA Holding (USA) LLC	Delaware
BEA Jersey Limited	Jersey
Brazonics, Inc.	Delaware
Burns Aerospace Europe SARL	France
CGR/Thompson Industries, Inc.	California
Collins Aviation Maintenance Services (Shanghai) Limited	China
Collins Radio Company	Iowa
Data Link Solutions L.L.C.	Delaware
Emteq Corporate LLC	Delaware
Emteq Engineering LLC	Delaware
Emteq Enterprises, LLC	Delaware
EMTEQ Europe GmbH	Switzerland
Emteq International LLC	Delaware
Emteq LLC	Delaware
Ensambladores Electronicos de Mexico, S. de. R.L. de C.V.	Mexico
Flight Structures, Inc.	Washington
Intertrade, Limited	Iowa
J. A. Reinhardt & Co., Inc.	Pennsylvania
JAR Realty Holding, LLC	Delaware
Koninklijke Fabriek Inventum B.V.	Netherlands
Macrolink, Inc.	Delaware
Maine Electronics, Inc.	Delaware
NLX Holding Corporation	Delaware
Nordskog Industries, Inc.	California
Orion Defense Systems, Inc.	Delaware
Performance Metal Fabricators, Inc.	Illinois
PMI Enterprises, Inc.	Delaware
Pulse.Aero Limited	United Kingdom
Quest Flight Training Limited	United Kingdom
Radio Holdings, Inc.	Delaware
RICOMP Claims Management Corporation	Delaware
Rockwell Collins - ESA Vision Systems, LLC	Delaware
Rockwell Collins (India) Enterprises Private Limited	India
Rockwell Collins (Shanghai) Avionics Trading Company Limited	Shanghai
Rockwell Collins Asia-PAC Holdings LLC	Delaware
Rockwell Collins Australia Pty Limited	Australia
Rockwell Collins Business Services, LLC	Delaware
Rockwell Collins Canada, Inc.	Federally Chartered
Rockwell Collins CETC Avionics Co., Ltd.	China
Rockwell Collins Control Technologies, Inc.	Delaware
Rockwell Collins de Colombia SAS	Colombia
Rockwell Collins Deutschland GmbH	Germany
Rockwell Collins Deutschland Holdings GmbH	Germany
Rockwell Collins Deutschland Services GmbH	Germany
Rockwell Collins do Brasil Ltda.	Brazil
Rockwell Collins EUMEA Holdings SAS	France
Rockwell Collins Flight Services, Inc.	Delaware
Rockwell Collins France S.A.S	France
Rockwell Collins Global Logistics Solutions LLC	Delaware

Rockwell Collins India Private Limited	Delhi
Rockwell Collins In-Flight Network Company	Delaware
Rockwell Collins Information Management Services (Cayman) Ltd.	Cayman Islands
Rockwell Collins International Financing S.a r.l.	Luxembourg
Rockwell Collins International Holdings S.á r.l.	Luxembourg
Rockwell Collins International, Inc.	Texas
Rockwell Collins Latin America Holdings S.a r.l.	Luxembourg
Rockwell Collins Leasing LLC	Delaware
Rockwell Collins Mexico Holdings LLC	Delaware
Rockwell Collins Network Enabling Software, Inc.	Pennsylvania
Rockwell Collins Optronics, Inc.	California
Rockwell Collins Prescription Center, Inc.	Delaware
Rockwell Collins Public Safety Solutions, Inc.	Delaware
Rockwell Collins Saudi Arabia Limited	Saudi Arabia
Rockwell Collins Services Company	Delaware
Rockwell Collins Simulation & Training Solutions LLC	Delaware
Rockwell Collins Southeast Asia Pte. Ltd.	Singapore
Rockwell Collins Support Company	Delaware
Rockwell Collins Sweden AB	Sweden
Rockwell Collins Systems International, Inc.	Delaware
Rockwell Collins Technologies LLC	Delaware
Rockwell Collins UK Financing LP	United Kingdom
Rockwell Collins UK Limited	United Kingdom
Rockwell Collins Vision Systems, Inc.	California
Rockwell Collins, Inc.	Nevada
RSC Portfolio, LLC	Delaware
Sandy Bay Machine, Inc.	Delaware
Sonic.Aero Limited	United Kingdom
SWAP	United Kingdom
SWAP (One) Limited	United Kingdom
Thermal Solutions LLC	Delaware
TSI Group, Inc.	Delaware
Vision Systems International LLC	California
WASP Membranes Limited	United Kingdom
Wessex Advanced Switching Products Limited	United Kingdom
Woven Electronics, LLC	South Carolina
ZAO Rockwell Collins	Russia